Exhibit 99.1

XOMA Royalty Reports Third Quarter 2024 Financial Results

and Highlights Recent Activities

Zevra’s MIPLYFFA™ (arimoclomol) received FDA approval and became the sixth commercial asset in XOMA Royalty’s portfolio

XOMA Royalty acquired a 50 percent economic interest in TWIST Bioscience’s portfolio of 60-plus licensed early-stage assets across approximately 30 partners

Cash receipts totaled $9.9 million in the third quarter, and $42.3 million for the first nine months of 2024

EMERYVILLE, Calif. – November 7, 2024 (GLOBE NEWSWIRE) – XOMA Royalty Corporation (NASDAQ: XOMA), the biotech royalty aggregator, reported its third quarter 2024 financial results and highlighted recent activities.

“We continue to take a balanced approach to building a portfolio of sustainable cashflow streams by selectively acquiring royalty economics across the lifecycle of drug development,” stated Owen Hughes, Chief Executive Officer of XOMA Royalty. “The September approval of MIPLYFFA™, the first therapy approved for patients living with Niemann-Pick disease Type C, adds to our growing commercial royalty portfolio, while the recent transaction with Twist Bioscience further expands our early-stage portfolio, a key focus for us as we look to distribute risk across a diversified portfolio.”

Key Third Quarter Events

Partner	Event
Zevra Therapeutics	The U.S. Food and Drug Administration (FDA) approved Zevra’s MIPLYFFA™ (arimoclomol) capsules as an orally delivered treatment for Niemann-Pick disease type C (NPC). MIPLYFFA™ is indicated for use in combination with miglustat for the treatment of neurological manifestations of NPC in adult and pediatric patients 2 years of age and older.

Rezolute

Announced the sunRIZE Phase 3 clinical trial investigating ersodetug (RZ358) in patients with congenital hyperinsulinism (CHI) will begin enrolling patients in the U.S. in early 2025[1].

Received FDA clearance to initiate Phase 3 registrational study for ersodetug for the treatment of hypoglycemia due to tumor hyperinsulinism[2].

[1]	https://ir.rezolutebio.com/news/detail/339/fda-lifts-partial-clinical-holds-on-rz358-for-the-treatment-of-congenital-hyperinsulinism-and- authorizes-u-s-inclusion-in-ongoing-phase-3-study
[2]	https://ir.rezolutebio.com/news/detail/337/rezolute-announces-fda-clearance-of-ind-application-for-phase-3-registrational-study-of-rz358- for-treatment-of-hypoglycemia-due-to-tumor-hyperinsulinism

Johnson & Johnson	Presented neoadjuvant TAR-200 plus cetrelimab Phase 2 data in patients with muscle-invasive bladder cancer (MIBC) who are ineligible or refuse neoadjuvant platinum-based chemotherapy and are scheduled for radical cystectomy at the European Society of Medical Oncology 2024 Congress[3].

Subsequent Events

Partner	Event

Twist Bioscience	XOMA Royalty completed a $15 million royalty monetization agreement with Twist, acquiring 50% of the future milestones and royalties and adding 60-plus partnered early-stage programs across 30 companies enabled by Twist Bioscience’s Biopharma Solutions business unit to the XOMA Royalty portfolio.

Johnson & Johnson	Announced one of two Phase 3 clinical trials in difficult to treat muscle-invasive bladder cancer (MIBC) that included treatment with cetrelimab was being discontinued for not showing superiority to chemoradiation during a scheduled interim analysis[4]. Cetrelimab continues to be investigated in multiple other clinical trials.

Anticipated 2024 Events of Note

Partner	Event

Takeda	On December 12, 2024, Takeda will be hosting an R&D Day: Focus on Late-State Pipeline and Market Opportunity and has commented publicly mezagitamab will be discussed during this investor event.

Third Quarter 2024 Financial Results

XOMA Royalty recorded total income and revenues of $7.2 million for the third quarter of 2024, which included $6.5 million in estimated income associated with two commercial products in our portfolio. In the third quarter of 2023, XOMA Royalty reported total income and revenue of $0.8 million.

Research and development (R&D) expenses were $0.8 million in the third quarter of 2024, reflecting transitory clinical trial costs related to KIN-3248, an asset acquired in the Kinnate acquisition, which the Company currently is winding down. R&D expenses in the third quarter of 2023 were $25,000.

[3]

https://www.jnj.com/media-center/press-releases/neoadjuvant-tar-200-plus-cetrelimab-nearly-doubles-the-pathological-complete-response-
rate-compared-to-cetrelimab-alone-in-patients-with-muscle-invasive-bladder-cancer

[4]	https://www.jnj.com/media-center/press-releases/johnson-johnson-statement-on-the-sunrise-2-study

General and administrative (“G&A”) expenses were $8.0 million for the third quarter of 2024 compared with $6.4 million in the third quarter of 2023. The increase of $1.6 million was primarily comprised of $1.4 million in total costs incurred after our acquisition of Kinnate, which included $1.1 million in legal and consulting costs, $0.1 million in information technology costs, and $0.1 million in insurance costs. The remainder of the increased G&A expense reflects an increase of $0.2 million for salaries and related costs.

In the third quarter of 2024, as a result of communications with Agenus, XOMA Royalty evaluated the status of the partnered programs underlying the Agenus Royalty Purchase Agreement for potential impairment and recorded a one-time, non-cash impairment charge of $14.0 million and a reduction of royalty receivables of $14.0 million associated with Agenus.

In the third quarters of 2024 and 2023, G&A expenses included $2.6 million and $2.7 million, respectively, in non-cash stock-based compensation expenses.

Total interest expense in the third quarter of 2024 was $3.5 million, representing interest and costs related to the Blue Owl Loan established in December 2023.

The Company reported total other income, net, of $1.9 million in the third quarter of 2024, as compared to total other income, net, of $0.3 million in the corresponding period of 2023. The $1.6 million increase reflects a $1.3 million increase in investment income due to higher balances on our investments and the change in the market price for XOMA Royalty’s shares of Rezolute common stock.

Net loss for the third quarter of 2024 was $17.2 million, compared to a net loss of $5.5 million for the third quarter of 2023, primarily resulting from the $14.0 million non-cash impairment related to the Agenus Royalty Purchase Agreement.

On September 30, 2024, XOMA Royalty had cash and cash equivalents of $146.8 million (including $4.8 million in restricted cash). On December 31, 2023, XOMA Royalty had cash and cash equivalents of $159.6 million (including $6.3 million in restricted cash). During the third quarter of 2024, XOMA Royalty received $9.9 million in cash from royalty and commercial payments. Net cash used in operating activities during the quarter was $8.6 million. On October 15, 2024, the Company paid a total of $1.4 million in cash dividends on the 8.625% Series A Cumulative Perpetual Preferred Stock (Nasdaq: XOMAP) and the 8.375% Series B Cumulative Perpetual Preferred Stock (Nasdaq: XOMAO).

About XOMA Royalty Corporation

XOMA Royalty is a biotechnology royalty aggregator playing a distinctive role in helping biotech companies achieve their goal of improving human health. XOMA Royalty acquires the potential future economics associated with pre-commercial and commercial therapeutic candidates that have been licensed to pharmaceutical or biotechnology companies. When XOMA Royalty acquires the future economics, the seller receives non-dilutive, non-recourse funding they can use to advance their internal drug candidate(s) or for general corporate purposes. The Company has an extensive and growing portfolio of assets (asset defined as the right to receive potential future economics associated with the advancement of an underlying therapeutic candidate). For more information about the Company and its portfolio, please visit www.xoma.com or follow XOMA Royalty Corporation on LinkedIn.

Forward-Looking Statements/Explanatory Notes

Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the timing and amount of potential commercial payments to XOMA Royalty and other developments related to VABYSMO® (faricimab-svoa), OJEMDA™ (tovorafenib), MIPLYFFA™ (arimoclomol), XACIATO™ (clindamycin phosphate) vaginal gel 2%, IXINITY® [coagulation factor IX (recombinant)], and DSUVIA® (sufentanil sublingual tablet); the potential occurrences of the events listed under “Anticipated 2024 Events of Note”; the anticipated timings of regulatory filings and approvals related to assets in XOMA Royalty’s portfolio; and the potential of XOMA Royalty’s portfolio of partnered programs and licensed technologies generating substantial milestone and royalty proceeds over time. In some cases, you can identify such forward-looking statements by terminology such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project,” “expect,” “may,” “will”, “would,” “could” or “should,” the negative of these terms or similar expressions. These forward-looking statements are not a guarantee of XOMA Royalty’s performance, and you should not place undue reliance on such statements. These statements are based on assumptions that may not prove accurate, and actual results could differ materially from those anticipated due to certain risks inherent in the biotechnology industry, including those related to the fact that our product candidates subject to out-license agreements are still being developed, and our licensees may require substantial funds to continue development which may not be available; we do not know whether there will be, or will continue to be, a viable market for the products in which we have an ownership or royalty interest; and if the therapeutic product candidates to which we have a royalty interest do not receive regulatory approval, our third-party licensees will not be able to market them. Other potential risks to XOMA Royalty meeting these expectations are described in more detail in XOMA Royalty’s most recent filing on Form 10-Q and in other filings with the Securities and Exchange Commission. Consider such risks carefully when considering XOMA Royalty’s prospects. Any forward-looking statement in this press release represents XOMA Royalty’s beliefs and assumptions only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. XOMA Royalty disclaims any obligation to update any forward-looking statement, except as required by applicable law.

EXPLANATORY NOTE: Any references to “portfolio” in this press release refer strictly to milestone and/or royalty rights associated with a basket of drug products in development. Any references to “assets” in this press release refer strictly to milestone and/or royalty rights associated with individual drug products in development.

As of the date of this press release, the commercial assets in XOMA Royalty’s milestone and royalty portfolio are VABYSMO® (faricimab-svoa), OJEMDA™ (tovorafenib), MIPLYFFA™ (arimoclomol), XACIATO™ (clindamycin phosphate) vaginal gel 2%, IXINITY® [coagulation factor IX (recombinant)], and DSUVIA® (sufentanil sublingual tablet). All other assets in the milestone and royalty portfolio are investigational compounds. Efficacy and safety have not been established. There is no guarantee that any of the investigational compounds will become commercially available.

XOMA ROYALTY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Income and revenues:
Income from purchased receivables	$6,463	$—	$11,895	$—
Revenue from contracts with customers	25	225	6,050	1,350
Revenue recognized under units-of-revenue method	709	605	1,828	1,575

Total income and revenues	7,197	830	19,773	2,925

Operating expenses:
Research and development	817	25	2,011	118
General and administrative	8,020	6,368	27,485	18,341
Royalty purchase agreement asset impairment	14,000	—	23,000	1,575
Arbitration settlement costs	—	—	—	4,132
Amortization of intangible assets	—	224	—	673

Total operating expenses	22,837	6,617	52,496	24,839

Loss from operations	(15,640)	(5,787)	(32,723)	(21,914)
Other income (expense):
Gain on the acquisition of Kinnate	—	—	19,316	—
Change in fair value of embedded derivative related to RPA	—	—	8,100	—
Interest expense	(3,493)	—	(10,446)	—
Other income (expense), net	1,890	278	5,900	1,192

Net loss	$(17,243)	$(5,509)	$(9,853)	$(20,722)

Net loss attributable to common stockholders, basic	$(18,611)	$(6,877)	$(13,957)	$(24,826)

Basic net loss per share attributable to common stockholders	$(1.59)	$(0.60)	$(1.20)	$(2.17)

Weighted average shares used in computing basic net loss per share attributable to common stockholders	11,712	11,473	11,645	11,466

Net loss attributable to common stockholders, diluted	$(18,611)	$(6,877)	$(13,957)	$(24,826)

Diluted net loss per share attributable to common stockholders	$(1.59)	$(0.60)	$(1.20)	$(2.17)

Weighted average shares used in computing diluted net loss per share attributable to common stockholders	11,712	11,473	11,645	11,466

XOMA ROYALTY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 30, 2024	December 31, 2023
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$142,050	$153,290
Short-term restricted cash	80	160
Short-term equity securities	785	161
Trade and other receivables, net	1,045	1,004
Short-term royalty and commercial payment receivables	12,682	14,215
Prepaid expenses and other current assets	2,379	483

Total current assets	159,021	169,313
Long-term restricted cash	4,686	6,100
Property and equipment, net	34	25
Operating lease right-of-use assets	335	378
Long-term royalty and commercial payment receivables	54,207	57,952
Exarafenib milestone asset	3,125	—
Other assets - long term	1,932	533

Total assets	$223,340	$234,301

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,131	$653
Accrued and other liabilities	2,451	2,768
Contingent consideration under RPAs, AAAs, and CPPAs	4,000	7,000
Operating lease liabilities	434	54
Unearned revenue recognized under units-of-revenue method	1,924	2,113
Preferred stock dividend accrual	1,368	1,368
Current portion of long-term debt	9,826	5,543

Total current liabilities	21,134	19,499
Unearned revenue recognized under units-of-revenue method – long-term	5,589	7,228
Exarafenib milestone contingent consideration	3,125	—
Long-term operating lease liabilities	594	335
Long-term debt	108,089	118,518

Total liabilities	138,531	145,580

Stockholders’ equity:
Preferred Stock, $0.05 par value, 1,000,000 shares authorized:
8.625% Series A cumulative, perpetual preferred stock, 984,000 shares issued and outstanding at September 30, 2024 and December 31, 2023	49	49
8.375% Series B cumulative, perpetual preferred stock, 1,600 shares issued and outstanding at September 30, 2024 and December 31, 2023	—	—
Convertible preferred stock, 5,003 issued and outstanding at September 30, 2024 and December 31, 2023	—	—
Common stock, $0.0075 par value, 277,333,332 shares authorized, 11,755,223 and 11,495,492 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	88	86
Additional paid-in capital	1,317,657	1,311,809
Accumulated other comprehensive income	104	—
Accumulated deficit	(1,233,089)	(1,223,223)

Total stockholders’ equity	84,809	88,721

Total liabilities and stockholders’ equity	$223,340	$234,301

XOMA ROYALTY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(9,853)	$(20,722)
Adjustments to reconcile net loss to net cash used in operating activities:
Income from purchased receivables under effective interest rate method	(9,985)	—
Stock-based compensation expense	8,136	6,450
Royalty purchase agreement asset impairment	23,000	1,575
Gain on the acquisition of Kinnate	(19,316)	—
Change in fair value of contingent consideration under RPAs, AAAs, and CPPAs	—	(75)
Common stock contribution to 401(k)	118	123
Amortization of intangible assets	—	673
Depreciation	8	2
Accretion of long-term debt discount and debt issuance costs	996	—
Non-cash lease expense	45	115
Change in fair value of equity securities	(624)	121
Change in fair value of available-for-sale debt securities classified as cash equivalents	104	—
Changes in assets and liabilities:
Trade and other receivables, net	(41)	(42)
Prepaid expenses and other assets	(72)	(202)
Accounts payable and accrued liabilities	(1,348)	(554)
Operating lease liabilities	(185)	(120)
Unearned revenue recognized under units-of-revenue method	(1,828)	(1,575)

Net cash used in operating activities	(10,845)	(14,231)

Cash flows from investing activities:
Net cash acquired in Kinnate acquisition	18,926	—
Payments of consideration under RPAs, AAAs, and CPPAs	(37,000)	(14,650)
Receipts under RPAs, AAAs, and CPPAs	26,263	8,428
Purchase of property and equipment	(17)	—

Net cash provided by (used in) investing activities	8,172	(6,222)

Cash flows from financing activities:
Principal payments — debt	(6,902)	—
Debt issuance costs and loan fees paid in connection with long-term debt	(740)	—
Payment of preferred stock dividends	(4,104)	(4,104)
Repurchases of common stock	(13)	—
Proceeds from exercise of options and other share-based compensation	4,127	208
Taxes paid related to net share settlement of equity awards	(2,429)	(5)

Net cash used in financing activities	(10,061)	(3,901)

Net decrease in cash, cash equivalents, and restricted cash	(12,734)	(24,354)
Cash, cash equivalents, and restricted cash as of the beginning of the period	159,550	57,826

Cash, cash equivalents, and restricted cash as of the end of the period	$146,816	$33,472

Supplemental Cash Flow Information:
Cash paid for interest	$9,985	$—
Right-of-use assets obtained in exchange for operating lease liabilities	$—	$85
Non-cash investing and financing activities:
Estimated initial fair value of the Exarafenib milestone asset in Kinnate acquisition	$2,922	$—
Estimated initial fair value of the Exarafenib milestone contingent consideration in Kinnate acquisition	$2,922	$—
Right-of-use assets obtained in exchange for operating lease liabilities in Kinnate acquisition	$824	$—
Relative fair value basis reduction of right-of-use assets in Kinnate acquisition	$(824)	$—
Accrual of contingent consideration under the Affitech CPPA	$3,000	$3,000
Accrual of contingent consideration under the LadRx AAA	$1,000	—
Estimated fair value of contingent consideration under the LadRx Agreements	$—	$1,000
Preferred stock dividend accrual	$1,368	$1,368

# # #

Investor contact:	Media contact:

Juliane Snowden	Kathy Vincent
XOMA Royalty Corporation	KV Consulting & Management
+1-646-438-9754	+1-310-403-8951
juliane.snowden@xoma.com	kathy@kathyvincent.com